SMAR

outsourcing solutions

13.05.2019 № 17

На № ____________ от ____________

SMAR outsourcing solutions LLC

Adress: Voronianskogo 7a, off 5, flor 6,
220039, Minsk, Republic of Belarus
UNP 193055659

CONSENT OF INDEPENDENT ACCOUNTING FIRM

We consent to the use, in the registration statement on Form F-1, of JCS "Aetsoft", of our report dated March 21, 2019 on our audit of the financial statements of LLC "Aetsoft". as of December 31, 2018, and the related statements of operations, stockholders' equity (deficit) and cash flows from inception January 1st, 2017 through December 31, 2018, and the reference to us under the caption "Experts."

Alexander Kononov,
Director of
SMAR outsourcing solutions LLC

Maria Lemeza,
Director of Audit
Head of the audit group

Общество с ограниченной ответственностью Республика Беларусь, г. Минск СМАР Аутсорсинг Солюшнс

SMAR outsourcing solutions Limited Liability Company;
Address: Voronianskogo 7a, off 5, flor 6, Minsk, 220039, Republic of Belarus;
Registered by the decision of Minsk Municipal Executive Committee as of 27 March 2018
UNP 193055659